EXHIBIT 10.4

FAIRPOINT COMMUNICATIONS, INC.
AMENDED AND RESTATED 2010 LONG TERM INCENTIVE PLAN
(as amended and restated effective May 12, 2014)
____________________________
Stock Option Award Agreement: Employees
____________________________

You are hereby awarded this stock option (the “Option”) to purchase Shares of FairPoint Communications, Inc. (the “Company”), subject to the terms and conditions set forth in this Stock Option Award Agreement (the “Award Agreement”) and in the Amended and Restated 2010 Long Term Incentive Plan (the “Plan”). A copy of the Plan is attached as Exhibit A. Terms below that begin with capital letters have the special meaning set forth in the Plan (or in this Award Agreement, if defined herein).
This Award is conditioned on your execution of this Award Agreement within five (5) days after the Grant Date specified in Section 1 below. By executing this Award Agreement, you will be irrevocably agreeing that all of your rights under this Award will be determined solely and exclusively by reference to the terms and conditions of the Plan, subject to the provisions set forth below. As a result, you should not execute this Award Agreement until you have (i) carefully considered the terms and conditions of the Plan and this Award (including all of the attached Exhibits), and (ii) consulted with your personal legal and tax advisors about all of these documents.
1.Specific Terms. Your Option has the following terms:

Name of Participant
Type of Option	☐ Incentive Stock Option (ISO) ☐ Non-Incentive Stock Option (non-ISO)
Grant Date
Expiration Date	10 years after Grant Date, at 5:00 p.m. (E.D.T. or E.S.T., as applicable) on the Expiration Date.
Exercise Price	$
Number of Shares subject to Award
Vesting
Your Award will vest, and thereby become exercisable with respect to the number of Shares covered by this Award, at the rate of _______ percent (__%) on the Grant Date, and an additional_______ percent (__%) on each of the next ____ (__) annual anniversaries of the Grant Date, provided that your Continuous Service has not ended before the particular vesting date (subject to any employment agreement between you and the Company).

Accelerated Vesting
☐ You will become 100% vested in this Award upon a Change in Control.
☐ If your Continuous Service terminates without Cause, vesting will accelerate to the extent necessary so that you become at least _______ percent (__%) vested in the Number of Shares Subject to Award (as designated above), plus an additional _______ percent (__%) of such number for each completed year of your Continuous Service beyond the first year after the Grant Date (up to 100% in the aggregate). If your Continuous Service ends due to your death or Disability, you will become vested in this Award to the extent vesting would have otherwise occurred within the one-year period following termination of your Continuous Service.

Recapture and Recoupment	☐ Plan §10 shall apply re Termination, Rescission, and Recapture of this Award. ☐ Plan §11 shall apply re Recoupment of this Award.
2.    Manner of Exercise. This Option shall be exercised in the manner set forth in the Plan, using the exercise form attached hereto as Exhibit B. The amount of Shares for which this Option may be exercised is cumulative; that is, if you fail to exercise this Option for all of the Shares vested under this Option during any period set forth above, then any Shares subject hereto that are not exercised during such period may be exercised during any subsequent period, until the expiration or termination of this Option pursuant to Sections 1 and 4 of this Award Agreement and the terms of the Plan. Fractional Shares may not be purchased.
3.    Special ISO Provisions. If designated as an ISO, this Option shall be treated as an ISO to the extent allowable under Section 422 of the Code, and shall otherwise be treated as a Non-ISO. If you sell or otherwise dispose of Shares acquired upon the exercise of an ISO within 1 year from the date such Shares were acquired or 2 years from the Grant Date, you agree to deliver a written report to the Company within 10 days following the sale or other disposition of such Shares detailing the net proceeds of such sale or disposition.
4.    Termination of Continuous Service. Subject to the terms of any employment agreement between you and the Company (and/or any of its subsidiaries) that is in effect when your Continuous Service terminates, this Award shall be canceled and become automatically null and void immediately after termination of your Continuous Service for any reason, but only to the extent your rights under this Option have not become vested, pursuant to the terms of Section 1 above, on or before your Continuous Service ends.
5.    Designation of Beneficiary. Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award Agreement, you may expressly designate a death beneficiary (the “Beneficiary”) to your interest if any, in this Award and any underlying Shares. You shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit C (the “Designation of Death Beneficiary”) and delivering an executed copy of the Designation of Beneficiary to the Company. To the extent you do not duly designate a beneficiary who survives you, your estate will automatically be your beneficiary.
6.    Restrictions on Transfer of Award. Your rights under this Award Agreement may not be sold, pledged, or otherwise transferred without the prior written consent of the Committee, except as hereinafter provided. If this Option is designated in Section 1 to be a non-ISO, you may transfer it during your lifetime under the following limited circumstances: (i) by instrument to an inter vivos or testamentary trust (or other entity) in which each beneficiary is a Permitted Transferee, as defined in subsection (ii) of this Section, or (ii) by gift to charitable institutions or by gift to any of the following relatives of yours: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, domestic partner, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and this shall include adoptive relationships (each a “Permitted Transferee”). Any Permitted Transferee of your rights shall succeed and be subject to all of the terms of this Award Agreement and the Plan.
7.    Taxes. Except to the extent otherwise specifically provided in an employment or consulting agreement between you and the Company, by signing this Award Agreement, you acknowledge that you shall be solely responsible for the satisfaction of any taxes that may arise pursuant to this Award (including taxes arising under Sections 409A (regarding deferred compensation) or 4999 (regarding golden parachute excise taxes), and that neither the Company nor the Committee shall have any obligation whatsoever to pay such taxes or to otherwise indemnify or hold you harmless from any or all of such taxes. The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and this Award Agreement.
8.    Not a Contract of Employment. By executing this Award, you acknowledge and agree that (i) any person who is terminated before full vesting of an award, such as the one granted to you by this Award Agreement, could claim that he or she was terminated to preclude vesting; (ii) you promise never to make such a claim; (iii) nothing in this Award Agreement or the Plan confers on you any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way your right or the Company’s right to terminate your employment, service, or consulting relationship at any time, with or without Cause; and (iv) the Company would not have granted this Award to you but for these acknowledgements and agreements.
9.    Investment Purposes. By executing this Award Agreement, you represent and warrant that any Shares issued to you pursuant to your Option will be held for investment purposes only for your own account, and not with a view to, for resale in connection with, or with an intent in participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act of 1933, as amended.
10.    Securities Law Prospectus and Restrictions. By executing this Award Agreement you acknowledge that you have received a copy of the Prospectus describing the Plan. A copy of the Plan’s Prospectus is attached as Exhibit D. Regardless of whether the offering and sale of this Option or Shares under the Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law or to enforce the intent of this Award.
11.    Headings. Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.
12.    Severability. Every provision of this Award Agreement and of the Plan is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.
13.    Counterparts. This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.
14.    Notices. Any notice or communication required or permitted by any provision of this Award Agreement to be given to you shall be in writing and shall be deemed given (i) when personally delivered to the recipient in writing or by electronic mail (provided in either case that a written or e-mail acknowledgement of receipt is obtained), (ii) one (1) business day after being sent by a nationally recognized overnight courier (provided that a written acknowledgement of receipt is obtained by the overnight courier) or (iii) four (4) business days after mailing by certified or registered mail, postage prepaid, return receipt requested, to the party concerned at the address indicated below (or such other address as the recipient shall specify by ten (10) days’ advance written notice given in accordance with this Section):

To the Company:
FairPoint Communications, Inc.
Attention: General Counsel
521 East Morehead Street
Suite 500
Charlotte, North Carolina 28202

To the Participant: The last address shown in the Company’s records.

15.    Binding Effect. Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.
16.    Modifications. This Award Agreement may be modified or amended at any time, in accordance with Section 14 of the Plan and provided that you must consent in writing to any modification that adversely and materially affects any rights or obligations under this Award Agreement.
17.    Plan Governs. By signing this Award Agreement, you acknowledge that you have received a copy of the Plan, and that your Award Agreement is subject to all the provisions contained in the Plan, the provisions of which are made a part of this Award Agreement and your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan. In the event of a conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.
18.    Governing Law. The laws of the State of Delaware shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.
BY YOUR SIGNATURE BELOW, along with the signature of the Company’s representative, you and the Company agree that this Award is made under and governed by the terms and conditions of this Award Agreement and the Plan.
FAIRPOINT COMMUNICATIONS, INC.

By:

Name:

Title:

PARTICIPANT

The undersigned Participant hereby accepts the terms of this Award Agreement and the Plan.

Signature:

Printed Name of Participant:

Exhibit A
FAIRPOINT COMMUNICATIONS, INC.
AMENDED AND RESTATED 2010 LONG TERM INCENTIVE PLAN

as amended and restated effective May 12, 2014
____________________________
Plan Document
(attached under this page)
____________________________
Exhibit B
FAIRPOINT COMMUNICATIONS, INC.
AMENDED AND RESTATED 2010 LONG TERM INCENTIVE PLAN

as amended and restated effective May 12, 2014
__________________________________________
Form of Exercise of Stock Option Award Agreement
___________________________________________

FairPoint Communications, Inc.
521 East Morehead Street, Suite 500
Charlotte, North Carolina 28202
Attention:     General Counsel

Dear Sir or Madam:
The undersigned elects to exercise his/her Option to purchase _____ shares of Common Stock of FairPoint Communications, Inc. (the “Company”) under and pursuant to a Stock Option Award Agreement dated as of ______________.
1. Method of Exercise     (Choose One)
c Delivered herewith is a check and/or, if the Compensation Committee has allowed, shares of Common Stock owned by the undersigned, valued at the closing sale price of the stock on the business day prior to the date of exercise, as follows:
$____________    in cash or check
$____________    in the form of _____ shares of Common Stock,
valued at $___________ per share
$     Total
c The undersigned elects a net exercise, hereby authorizing the Company to withhold from the shares otherwise subject to this Option a number of shares sufficient to cover the exercise price and minimum statutory withholding taxes payable pursuant to this exercise.
The shares (netted, if paragraph 2 is marked) will be sent to your UBS account on the 3rd day following the exercise date.
Very truly yours,
_________________
Date                    Optionee

Exhibit C
FAIRPOINT COMMUNICATIONS, INC.
AMENDED AND RESTATED 2010 LONG TERM INCENTIVE PLAN

as amended and restated effective May 12, 2014
_________________________________
Designation of Death Beneficiary
_________________________________
In connection with the Awards designated below that I have received pursuant to the FairPoint Communications, Inc. 2010 Long Term Incentive Plan (the “Plan”) whether before, on, or after its amendment and restatement effective May 12, 2014, I hereby designate the person specified below as the beneficiary upon my death of my interest in such Awards. This designation shall remain in effect until revoked in writing by me.
Name of Beneficiary:
Address:                        __________________
Social Security No.:
This beneficiary designation relates to any and all of my rights under the following Award or Awards:
¨    any Award that I have received or ever receive under the Plan.

¨	the _____________ Award that I received pursuant to an award agreement dated ____ __, 20__ between myself and the Company.
I understand that this designation operates to entitle the above named beneficiary, in the event of my death, to any and all of my rights under the Award(s) designated above from the date this form is delivered to the Company until such date as this designation is revoked in writing by me, including by delivery to the Company of a written designation of beneficiary executed by me on a later date.
Date:
By:
Name of Participant
Sworn to before me this
____day of ____________, 20__
___________________________
Notary Public
County of    _________________
State of    __________________
Exhibit D
FAIRPOINT COMMUNICATIONS, INC.
AMENDED AND RESTATED 2010 LONG TERM INCENTIVE PLAN

as amended and restated effective May 12, 2014
____________________________
Prospectus describing the Plan
(attached under this page)
____________________________